GUARANTY AND SECURITY AGREEMENT

among

CYTOMEDIX, INC.,

as Grantor,

and

THE OTHER PARTIES HERETO,

as Grantors and Guarantors,

and

DEERFIELD PRIVATE DESIGN FUND II, L.P.,

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.,

DEERFIELD SPECIAL SITUATIONS FUND, L.P. and

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.,

as Lenders

and

DEERFIELD MGMT, L.P.,

as Agent for the Lenders

March 31, 2014

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT dated as of March 31, 2014 (this “Agreement”) is entered into among CYTOMEDIX, INC., a Delaware corporation (“Borrower”), ALDAGEN, INC., a Delaware corporation (“AI”), CYTOMEDIX ACQUISITION COMPANY, LLC (“CAC”) and any other Person who becomes a party hereto pursuant to Section 7.16 (the “Grantors” and each, a “Grantor”), each other Person signatory hereto as a “Guarantor” (as defined below), and DEERFIELD MGMT, L.P., as Agent, DEERFIELD PRIVATE DESIGN FUND II, L.P., DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., DEERFIELD SPECIAL SITUATIONS FUND, L.P. and DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P. (the “Lenders”).

RECITALS

A.           Lenders have agreed to extend credit to Borrower pursuant to the Facility Agreement (defined below). Borrower is affiliated with each other Grantor and Guarantor.

B.           Borrower, the other Grantors and the Guarantors are engaged in interrelated businesses, and each Grantor and each Guarantor will derive substantial direct and indirect benefit from extensions of credit under the Facility Agreement.

C.           It is a condition precedent to Lenders’ obligation to extend credit under the Facility Agreement that the Grantors and the Guarantors shall have executed and delivered this Agreement to Lenders.

In consideration of the premises and to induce Lenders to enter into the Facility Agreement and to induce Lenders to extend credit thereunder, each Grantor and each Guarantor hereby agrees with Lenders as follows:

SECTION 1	DEFINITIONS.

1.1          Unless otherwise defined herein, terms defined in the Facility Agreement and used herein shall have the meanings given to them in the Facility Agreement, and the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, and Tangible Chattel Paper.

1.2          When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Agent” has the meaning set forth in Section 3.4.

“Borrower Obligations” means all Obligations of Borrower.

“Collateral” means all of Grantors’ assets, including without limitation, all of Grantors’ right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)	all Goods, Accounts (including Health Care Insurance Receivables), Equipment, Inventory, contract rights or rights to payment of money, Leases, license agreements, franchise agreements, General Intangibles, Commercial Tort Claims, Documents, Instruments (including any promissory notes), Chattel Paper (whether Tangible Chattel Paper or electronic), Cash, Deposit Accounts, Intellectual Property, securities accounts, fixtures, Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), securities, and all other Investment Property, Supporting Obligations, and financial assets, whether now owned or hereafter acquired, wherever located;

(b)	all of Grantors’ books and records relating to any of the foregoing;

(c)	all of Grantors’ Pledged Notes; and

(d)           any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof. Notwithstanding the foregoing, “Collateral” shall not include Excluded Property.

“Control Agreement” means an agreement among a Grantor and Lenders (or an agent thereof) and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of such Grantor, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of such Grantor, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by such Grantor, or (iv) a bank with respect to a Deposit Account; whereby, among other things, the issuer, securities intermediary or futures commission merchant, or bank limits any Lien that it may have in the applicable financial assets or Deposit Account in a manner reasonably satisfactory to Lenders (or an agent thereof), acknowledges the Lien of Lenders (or a representative thereof) on such financial assets or Deposit Account, and agrees to follow the instructions or entitlement orders of Lenders (or an agent thereof) without further consent by such Grantor.

“Dollars” and “$” each mean lawful money of the United States of America.

“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other "equity security" (as such term is defined in Rule 3a 11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

“Excluded Property” means, collectively, (a) any permit, license or agreement entered into by any Grantor (i) to the extent that any such permit, license or agreement or any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other requirement of law, (ii) which would be abandoned, invalidated or unenforceable as a result of the creation of a Lien in favor of Lenders or (iii) to the extent that the creation of a Lien in favor of Lenders would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), (b) property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Facility Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Grantor and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, and (c) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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“Facility Agreement” means the Facility Agreement of even date herewith between Borrower and Lenders, as amended, supplemented, restated or otherwise modified from time to time.

“Grantor” has the meaning set forth in the preamble of this Agreement.

“Guarantor Obligations” means, collectively, with respect to each Guarantor, all obligations and liabilities of each Guarantor to Lenders under this Agreement.

“Guarantors” means AI, CAC and any other Person who becomes a signatory to this Agreement pursuant to Section 7.16.

“Identified Claims” means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time in accordance with the terms and conditions of this Agreement.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property.

“Lien” means any pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement.

“Paid in Full” means (a) all Secured Obligations (other than contingent claims for indemnification or reimbursement not then asserted) have been repaid in full in cash and have been fully performed, (b) all other Obligations (other than contingent claims for indemnification or reimbursement not then asserted) under the Facility Agreement and the other Loan Documents have been completely discharged, and (c) all commitments of Lenders, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired.

“Pledged Equity” means collectively, all Pledged Interests and Pledged Stock.

“Pledged Interests” shall mean, with respect to each limited liability company, partnership or other organization listed on Schedule 1, the Equity Interests in such limited liability company, partnership or other organization owned by a Grantor and listed on Schedule 1, and the certificates, if any, representing such interests and any interest of such Grantor, as applicable, on the books and records of such limited liability company, partnership or other organization or on the books and records of any securities intermediary pertaining to such interests and the Equity Interests of any other Person whose Equity Interests are at any time hereafter issued or granted to, or held by any Grantor, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests.

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“Pledged Notes” means all promissory notes listed on Schedule 1A, all intercompany notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean, with respect to each corporation listed on Schedule 1, the Equity Interests of such corporation owned by a Grantor and listed on Schedule 1, and the certificates, if any, representing such shares and any interest of such Grantor, as applicable, in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares and the Equity Interests of any other Person whose Equity Interests are at any time hereafter issued to or granted to or held by any Grantor, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, collectively, the Borrower Obligations and Guarantor Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the Uniform Commercial Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Uniform Commercial Code, the definition of such term contained in Article or Division 9 shall govern; provided further that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lenders’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

SECTION 2	GUARANTY.

2.1          Guaranty.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to Lenders and their successors and permitted assigns, the prompt and complete payment and performance by Borrower of the Borrower Obligations when due (whether at the stated maturity, by acceleration or otherwise).

(b)          The guaranty contained in this Section 2 is a guaranty of payment and shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

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(c)          No payment made by Borrower, any of the Guarantors, any other guarantor or any other Person, or received or collected by Lenders from Borrower, any of the Guarantors, any other guarantor or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which Guarantor shall, notwithstanding any such payment (other than any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations until the Secured Obligations are Paid in Full.

2.2          No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Lenders, no Guarantor shall be entitled to be subrogated to any of the rights of Lenders against Borrower or any Guarantor or any collateral security or guaranty or right of offset held by Lenders for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Lenders in the exact form received by such Guarantor (duly indorsed by such Guarantor to Lenders, if required by Lenders), to be applied against the Secured Obligations, whether matured or unmatured, in a manner consistent with the provisions of the Facility Agreement.

2.3          Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, notwithstanding the fact that: (a) any demand for payment of any of the Secured Obligations made by Lenders may be rescinded by Lenders and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lenders, or (c) the Facility Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lenders may deem advisable from time to time. Lenders shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

Lenders may, from time to time, in their reasonable discretion and without notice to the Guarantors (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any personal property of the Grantors constituting Collateral to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any personal property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such personal property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Lenders shall have resorted to any personal property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

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2.4          Waivers. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lenders upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. To the extent permitted by applicable law, each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.5          Payments. Each Guarantor hereby guaranties that payments hereunder will be paid to Lenders without set-off or counterclaim in Dollars at the office of Lenders specified in the Facility Agreement.

SECTION 3	GRANT OF SECURITY INTEREST.

3.1          Grant. Each Grantor hereby assigns and transfers to Agent and Lenders, and hereby grants to Agent and Lenders, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property.

3.2          Each Lender hereby appoints and authorizes Agent to enter into this Agreement and to take all actions as Agent on its behalf and to exercise such powers under the this Agreement on behalf of Lenders, together with all such powers as are reasonably incidental thereto, for purposes of any and all matters associated with the perfection of security interests in the Collateral granted hereunder or under the other Loan Documents, including, but not limited to, entering into Control Agreements on behalf of, and for the benefit of, the Lenders. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Lender.

SECTION 4	REPRESENTATIONS AND WARRANTIES.

To induce Lenders to enter into the Facility Agreement and to induce Lenders to make extensions of credit to Borrower thereunder, each Grantor jointly and severally hereby represents and warrants to Lenders that:

4.1          Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens of others. As of the Closing Date, no effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens.

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4.2          Perfected Liens. The security interests granted in the Collateral pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which filings and other documents referred to on Schedule 2, have been delivered to Lenders in completed form) will constitute valid perfected security interests in all of the Grantors’ rights in the Collateral in favor of Lenders as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof and in accordance with the terms of the Facility Agreement, to the extent such security interests can be perfected by the filing of UCC financing statements (and, with respect to Commercial Tort Claims, to the extent any Commercial Tort Claims are sufficiently identified herein), and (b) shall be prior to all other Liens on the Grantors’ rights in the Collateral (other than (x) motor vehicles and (y) any Intellectual Property arising under laws other than those of the United States) except for Permitted Liens having priority over Lenders’ Lien by operation of law and/or pursuant to the Intercreditor Agreement, or permitted pursuant to the Facility Agreement, upon (i) in the case of all Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to Lenders of such Pledged Notes, Pledged Equity and other pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Lenders or in blank, (ii) in the case of all pledged Investment Property not in certificated form and Deposit Accounts, the execution of Control Agreements with respect to such Investment Property and Deposit Accounts, (iii) in the case of all other Instruments and Tangible Chattel Paper that are not Pledged Notes, Pledged Equity and other pledged Investment Property, the delivery thereof to Lenders of such Instruments and Tangible Chattel Paper, (iv) in the case of Letter-of-Credit Rights, the consent of the issuer of such Letter-of-Credit Rights, (v) in the case of Intellectual Property, to the extent not subject to Article 9 of the UCC, recordation of the security interests granted hereunder in such Intellectual Property in the applicable intellectual property registries, including but not limited to, the United States Patent and Trademark Office and the United States Copyright Office; and (vi) in the case of Money, upon Lenders taking possession of such Money. As of the date hereof and except as set forth in this Section 4.2 or as otherwise not required hereunder, all actions by each Grantor necessary to perfect the Liens granted hereunder on the Collateral have been duly taken.

4.3          Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s and each Guarantor’s jurisdiction of organization, (b) the location of each Grantor’s and each Guarantor’s chief executive office, (c) each Grantor’s and each Guarantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor or Guarantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4          Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor and each Guarantor (including its chief executive office), (b) all locations where all Inventory and Equipment with a book value in excess of $25,000 owned by each Grantor is kept (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement) and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). On the Closing Date, no Collateral (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement) with a book value greater than $25,000 is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5          Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other personal property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for motor vehicles owned by the Grantors and used by employees of the Grantors in the ordinary course of business.

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4.6          Investment Property.

(a)          The Pledged Equity pledged by each Grantor hereunder constitutes all the issued and outstanding equity interests of each Issuer owned by such Grantor.

(b)          All of the Pledged Equity has been duly and validly issued and, in the case of shares of capital stock and membership interests, is fully paid and nonassessable.

(c)          Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(d)          Schedules 1 and 1A list all Investment Property owned by each Grantor with a value greater than $25,000. Each Grantor is the record and beneficial owner of, and has good and valid title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

4.7          Receivables.

(a)          No material amount payable to a Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which, to the extent required hereunder, has not been delivered to Lenders.

(b)          No obligor on any Receivable is a Governmental Authority.

4.8          Intellectual Property. As of the date hereof: (a) Schedule 5 lists all Intellectual Property that is registered or is the subject of an application to register and owned by each Grantor in its own name on the date hereof; and (b) except as set forth in Schedule 5 and except for non-exclusive licenses of software and other Intellectual Property licensed in the ordinary course of business, none of the Intellectual Property of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.9          Depositary and Other Accounts. Schedule 6 lists all banks and other financial institutions at which any Grantor maintains deposit or other accounts as of the Closing Date and such Schedule 6 correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.10        Facility Agreement. Each Grantor and each Guarantor makes each of the representations and warranties made by Borrower in Section 3.1 of the Facility Agreement to the extent applicable to it on the date such Grantor or Guarantor becomes a party hereto (which representations and warranties shall be deemed to be renewed upon each borrowing under the Facility Agreement). Such representations and warranties shall be incorporated herein by this reference as if fully set forth herein.

SECTION 5	COVENANTS.

Each Grantor covenants and agrees with Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

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5.1          Delivery of Instruments, Certificated Securities and Chattel Paper. In the event that an Event of Default shall have occurred and be continuing, upon the request of Lenders, any Instrument, certificated security or Chattel Paper not theretofore delivered to Lenders and at such time being held by any Grantor shall be promptly (and, in any event, within five (5) Business Days) delivered to Lenders, duly indorsed in a manner satisfactory to Lenders, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause Lenders to have control thereof within the meaning set forth in Section 9-105 of the UCC.

5.2          Maintenance of Perfected Security Interest; Further Documentation.

(a)          The Grantors shall maintain the security interests created by this Agreement as perfected security interests (to the extent such security interests can be perfected by the filing of UCC financing statements (and, with respect to Commercial Tort Claims, to the extent any Commercial Tort Claims are sufficiently identified herein)) having at least the priority described in Section 4.2, and shall defend such security interests against the claims and demands of all Persons whomsoever.

(b)          Each Grantor will furnish to Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as Lenders may reasonably request, all in reasonable detail.

(c)          At any time and from time to time, upon the written request of Lenders, and at its sole expense, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property and any other relevant Collateral, taking any such requested actions necessary to enable Lenders to obtain “control” (within the meaning of the applicable UCC) with respect to such Investment Property or other Collateral to the extent required to be pledged hereunder; and (iii) if requested by Lenders, delivering, to the extent permitted by law, any original motor vehicle certificates of title received by such Grantor from the applicable secretary of state or other Governmental Authority after information reflecting Lenders’ security interest has been recorded in such motor vehicles to the extent required to be pledged thereunder.

5.3          Changes in Locations, Name, etc. Such Grantor shall not, except upon 10 Business Days’ prior written notice to Lenders (or such lesser notice as Lenders may agree to in their sole discretion) and delivery to Lenders of (a) all additional financing statements and other documents reasonably requested by Lenders as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment with a book value in excess of $25,000 shall be kept (other than Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement):

(i)           permit any of the Inventory or Equipment with a book value greater than $25,000 in the aggregate to be kept at a location subject to the possession or control of any warehouse, consignee, bailee, or any of the Grantors’ agents or processors other than those listed on Schedule 4, other than the Inventory or Equipment that is otherwise in transit or out for repair, refurbishment or processing in the ordinary course of business or otherwise disposed of in a transaction permitted by the Facility Agreement;

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(ii)          change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii)         change its name, identity or corporate structure.

5.4          Notices. The Grantors will advise Lenders promptly, in reasonable detail, of:

(a)          any Lien (other than Permitted Liens) on any of the Collateral; and

(b)          the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

5.5          Investment Property.

(a)          If a Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Equity Interests shall be Pledged Equity (to the extent consistent with the percentage of the Grantor’s Equity Interests in such Issuer pledged hereunder, as set forth on Schedule 1) and Grantor shall accept the same as the agent of Lenders, hold the same in trust for Lenders and deliver the same forthwith to Lenders in the exact form received, duly indorsed by such Grantor to Lenders, if required by Lenders, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Lenders so request, signature guarantied, to be held by Lenders, subject to the terms hereof, as additional Collateral for the Secured Obligations.

(b)          Upon the occurrence and during the continuance of an Event of Default and the request of Lenders, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Lenders to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property, pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lenders, be delivered to Lenders to be held by them hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by a Grantor, such Grantor shall, at the request of Lenders and until such money or property is paid or delivered to Lenders, hold such money or property in trust for Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(c)          Without the prior written consent of Lenders, each Grantor will not (i) vote to enable, or take any other action, to permit any Issuer to issue any Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, except, in each case, as permitted by the Facility Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Facility Agreement) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Facility Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Lenders to sell, assign or transfer any of the Investment Property or Proceeds thereof, except with respect to Permitted Liens and any such action which is not prohibited by the Facility Agreement.

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(d)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lenders promptly in writing of the occurrence of any of the events described in Sections 5.5(a) and 5.5(b) of this Agreement with respect to the Pledged Equity issued by it and (iii) the terms of Sections 6.3(c) and 6.7 of this Agreement shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of this Agreement regarding the Pledged Equity issued by it.

5.6          Receivables. Other than in the ordinary course of business consistent with its past practice or with respect to amounts which are not material to such Grantor, each Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the value thereof in any material respect.

5.7          Intellectual Property. Except as expressly permitted by the Facility Agreement,

(a)          Each Grantor (either itself or through licensees) will (i) continue to use each trademark (owned by such Grantor) material to its business, in order to maintain such material trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark, (iii) use such material trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material trademark unless Lenders shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material trademark becomes invalidated or impaired in any way.

(b)          Each Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

(c)          Each Grantor (either itself or through licensees) (i) will employ each copyright owned by such Grantor material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such copyrights may become invalidated or otherwise impaired, and (iii) will not (either itself or through licensees) do any act whereby any material portion of such copyrights may fall into the public domain.

(d)          Each Grantor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(e)          Each Grantor will notify Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same, that would reasonably be expected to have a Material Adverse Effect.

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(f)           Whenever a Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall promptly report such filing to Lenders. Upon the request of Lenders, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lenders may request to evidence Lenders’ security interest in any copyright, patent or trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)          Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

(h)          In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Lenders after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8          Deposit Accounts / Securities Accounts. On and after the date hereof, no Grantor shall open any Deposit Account or Securities Account unless such Grantor shall have given to Lenders 10 calendar days’ prior written notice (or such lesser notice as the Lenders may agree to in their sole discretion) of its intention to open any such new Deposit Account or Securities Account. With respect to each Deposit Account or Securities Account located in the United States, upon request of the Lenders, such Grantor shall, and shall cause the bank, financial institution or securities intermediary at which such account is to be opened to, enter into a Control Agreement. The provisions of this Section 5.8 requiring Control Agreements shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Grantors’ employees and identified to Lenders by Grantors as such; provided, however, that at all times that any Secured Obligations remain outstanding, Grantors shall maintain one or more separate Deposit Accounts to hold any and all amounts to be used for payroll, payroll taxes and other employee wage and benefit payments, and shall not commingle any monies allocated for such purposes with funds in any other Deposit Account.

5.9          Other Matters.

(a)          Each Grantor authorizes Lenders to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to Lenders promptly upon request. Any such financing statement, continuation statement or amendment may be signed by Lenders on behalf of any Grantor and may be filed at any time in any jurisdiction.

(b)          Each Grantor shall, at any time and from time and to time, take such steps as the Required Lenders may reasonably request for Lenders to insure the continued perfection and priority of Lenders’ security interest in any of the Collateral and of the preservation of its rights therein.

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(c)          If any Grantor shall at any time, acquire a Commercial Tort Claim in excess of $25,000, such Grantor shall promptly notify Lenders thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lenders, such Grantor shall be deemed to thereby grant to Lenders (and such Grantor hereby grants to Lenders) a Lien in and to such Commercial Tort Claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

5.10        Facility Agreement. Each of the Grantors covenants that it will, and, if necessary, will cause or enable Borrower to, fully comply with each of the covenants and other agreements set forth in the Facility Agreement.

5.11        Insurance. Each Grantor shall:

(a)          Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Grantor, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be reasonably satisfactory to Lenders. Original (or certified) copies of certificates of insurance have been delivered to Lenders, together with evidence of payment of all premiums therefor, and each such policy shall contain an endorsement, in form and substance reasonably acceptable to Lenders, showing loss under such insurance policies payable to Lenders.

(b)          Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Grantor with such companies and in such amounts, with such deductibles and under policies in such form as shall be reasonably satisfactory to Lenders and original (or certified) copies of certificates of insurance have been delivered to Lenders, together with evidence of payment of all premiums therefor and; each such policy shall include an endorsement, reasonably satisfactory to Lenders, showing Lenders as additional insured thereunder.

5.12        Lenders May Purchase Insurance. If a Grantor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above under Section 5.11 (and provide evidence thereof to Lenders promptly following receipt of written request therefor from Lenders) or to pay any premium relating thereto, then Lenders, without waiving or releasing any obligation or default by such Grantor hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lenders deems advisable upon notice to such Grantor. Such insurance, if obtained by Lenders, may, but need not, protect such Grantor’s interests or pay any claim made by or against such Grantor with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Grantor may be able to obtain on its own and may be cancelled only upon such Grantor providing evidence that it has obtained the insurance as required above. All sums disbursed by Lenders in connection with any such actions, shall constitute Secured Obligations payable upon demand.

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SECTION 6	REMEDIAL PROVISIONS.

6.1          Certain Matters Relating to Receivables.

(a)          At any time and from time to time after the occurrence and during the continuance of an Event of Default, Lenders shall have the right to make test verifications of the Receivables in any manner and through any medium that they reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Lenders may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon request of the Required Lenders and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to Lenders to furnish to Lenders reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b)          Lenders hereby authorize each Grantor to collect such Grantor’s Receivables, and Lenders may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Lenders at any time after the occurrence and during the continuance of an Event of Default, provided that a release pursuant to Section 7.17 shall not have occurred, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lenders (if required by Lenders) and upon notice to such Grantor, in a collateral account maintained under the sole dominion and control of Lenders, subject to withdrawal by Lenders only as provided in Section 6.4, and (ii) until so turned over after such request by Lenders, shall be held by such Grantor in trust for Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)          At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the request of Lenders, each Grantor shall deliver to Lenders all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d)          Each Grantor hereby irrevocably authorizes and empowers Lenders, in Lenders’ sole discretion, at any time after the occurrence and during the continuance of an Event of Default, following Lenders’ concurrent notice to such Grantor, to assert, either directly or on behalf of such Grantor, any claim such Grantor may from time to time have against the sellers under or with respect to any agreements assigned or collaterally assigned to Lenders and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Secured Obligations in such order as Lenders may determine in their discretion. After the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably makes, constitutes and appoints Lenders as its true and lawful attorneys in fact for the purpose of enabling Lenders to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.

6.2          Communications with Obligors; Grantors Remain Liable.

(a)          Lenders in their own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Lenders’ satisfaction the existence, amount and terms of any Receivables.

(b)          Upon the written request of Lenders at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Lenders and that payments in respect thereof shall be made directly to Lenders.

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(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lenders shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lenders of any payment relating thereto, nor shall Lenders be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d)          After the occurrence and during the continuance of an Event of Default, for the purpose of enabling Lenders to exercise rights and remedies under this Agreement, each Grantor hereby grants to Lenders an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

6.3          Investment Property.

(a)          Unless an Event of Default shall have occurred and be continuing and Lenders shall have given written notice to the relevant Grantor of Lenders’ intent to exercise their corresponding rights pursuant to Section 6.3(b), such Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Facility Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which would reasonably be expected to materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Facility Agreement, this Agreement or any other Loan Document.

(b)          If an Event of Default shall occur and be continuing and Lenders shall give notice of Lenders’ intent to exercise such rights to the relevant Grantor, (i) Lenders shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Lenders may determine in their discretion, (ii) Lenders shall have the right to cause any or all of the Investment Property to be registered in the name of Lenders or their nominee and (iii) Lenders or their nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the Equity Interests of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if they were the absolute owner thereof (including the right to exchange at their discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Lenders of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lenders may determine), all without liability except to account for property actually received by them, but Lenders shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(c)          After the occurrence and during the continuance of an Event of Default, each Grantor, upon notice from Lenders, hereby authorizes and instructs each Issuer of the Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Lenders in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Lenders.

6.4          Proceeds to be Turned Over to Lenders. In addition to the rights of Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Lenders, segregated from other funds of such Grantor, and shall, upon written request of Lenders, forthwith upon receipt by such Grantor, be turned over to Lenders in the exact form received by such Grantor (duly indorsed by such Grantor to Lenders, if required). All Proceeds received by Lenders hereunder shall be held by Lenders in a collateral account maintained under their sole dominion and control. All Proceeds, while held by Lenders in any collateral account (or by such Grantor in trust for Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5          Application of Proceeds. Lenders may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as the Lenders shall determine in their discretion. Any part of such funds which Lenders elect not so to apply and deem not required as collateral security for the Secured Obligations shall be paid over from time to time by Lenders to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6          Code and Other Remedies. If an Event of Default shall occur and be continuing, Lenders may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Lenders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses (other than defense of payment), advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Lenders or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery with assumption of any credit risk. Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at Lenders’ request, to assemble the Collateral and make it available to Lenders at places which Lenders shall reasonably select, whether at such Grantor’s premises or elsewhere in connection with the exercise of Lenders’ remedies hereunder. Lenders shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lenders hereunder, to the payment in whole or in part of the Secured Obligations, in such order as the Lenders may elect in their discretion, and, only after such application and after the payment by Lenders of any other amount required by any provision of law, need Lenders account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 calendar days before such sale or other disposition.

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6.7          Private Sale. Each Grantor recognizes that Lenders may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lenders shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

  Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to Lenders, that Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Facility Agreement.

6.8          Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Lenders to collect such deficiency.

SECTION 7	MISCELLANEOUS.

7.1          Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.6 of the Facility Agreement.

7.2          Notices. All notices, requests and demands to or upon Lenders or any Grantor hereunder shall be addressed to such party and effected in the manner provided for in Section 5.1 of the Facility Agreement and each Grantor hereby appoints the Borrower as its agent to receive notices hereunder.

7.3          Indemnification by Grantors. Each Grantor and each Guarantor agrees to jointly and severally indemnify, pay, and hold Lenders and their Affiliates, officers, directors, employees, agents, and attorneys (the “Indemnitees”) harmless against losses and liabilities to the extent set forth in Section 5.11 of the Facility Agreement, the terms of which are incorporated herein by reference as though set forth fully herein. The provisions in this Section 7.3 shall survive repayment of all Secured Obligations (and all commitments of Lenders, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

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7.4          Enforcement Expenses.

(a)          Each Grantor and each Guarantor agrees, on a joint and several basis, to pay or reimburse on demand Lenders for all reasonable out-of-pocket documented costs and expenses incurred in collecting against any Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b)          Each Grantor and each Guarantor agrees to pay, and to save Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)          The agreements in this Section 7.4 shall survive repayment of all Secured Obligations (and all commitments of Lenders, if any, to extend credit that would constitute Borrower Obligations have been terminated or have expired), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral, and termination of this Agreement.

7.5          Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

7.6          Nature of Remedies. All Secured Obligations of each Grantor and rights of Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Lenders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

7.7          Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

7.8          Severability. The invalidity, illegality or unenforceability in any jurisdiction of any provision under this Agreement or any of the other Loan Documents shall not affect or impair the remaining provisions in this Agreement or any of the other Loan Documents.

7.9          Entire Agreement. This Agreement and the other Loan Documents to which the parties hereto are parties embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement. If any provision contained in this Agreement conflicts with any provision of the Facility Agreement, then with regard to such conflicting provisions, the Facility Agreement shall govern and control.

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7.10        Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Grantors and Guarantors may not assign their rights or obligations hereunder without the written consent of Lenders and any such purported assignment without such written consent shall be void.

7.11        Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS TO WHICH THE GRANTORS AND GUARANTORS ARE A PARTY WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

7.12        Consent to Jurisdiction. GRANTORS AND GUARANTORS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS TO WHICH THE GRANTORS ARE A PARTY SHALL BE LITIGATED IN SUCH COURTS. GRANTORS AND GUARANTORS EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. GRANTORS AND GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON GRANTORS AND GUARANTORS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER, AT THE ADDRESS SET FORTH IN THE FACILITY AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

7.13        Waiver of Jury Trial. GRANTORS, GUARANTORS AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. GRANTORS, GUARANTORS AND LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. GRANTORS, GUARANTORS AND LENDERS WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.14        Set-off. Each Grantor agrees that Lenders have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Lenders may apply to the payment of any Secured Obligations in such order as Lenders may determine in their reasonable discretion, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Lenders. Lenders hereby agree that they shall endeavor to notify each Grantor of any such set-off or any such application, but failure to notify shall have no adverse determination or effect hereunder.

7.15        Acknowledgements. Each Grantor and each Guarantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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(b)          Lenders have no fiduciary relationship with or duty to any Grantor or Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors and Guarantors, on the one hand, and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors, Guarantors and Lenders.

7.16        Additional Grantors/Guarantors. The Grantors shall cause each Person, upon becoming a Subsidiary of a Grantor, to guaranty Borrower’s performance of the Borrower Obligations and grant to Lenders a security interest in the personal property of such Person (to the extent such personal property would constitute Collateral) to secure its performance under the Facility Agreement (to the extent a party thereto) and Borrower’s performance of the Borrower Obligations by becoming a party to this Agreement. Upon execution and delivery by such Person of a joinder agreement in the form of Annex I hereto, such Person shall become a Grantor and Guarantor for all purposes of this Agreement.

7.17        Releases.

(a)          At such time as the Secured Obligations have been Paid in Full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all guarantees and obligations (other than those expressly stated to survive such termination) of Lenders and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of any Grantor following any such termination, Lenders shall promptly deliver to the Grantors any Collateral held by Lenders hereunder, and execute and deliver to the Grantors such documents (including authorization to file UCC termination statements) as the Grantors shall reasonably request to evidence such termination.

(b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Facility Agreement, then Lenders, at the request and sole expense (to the extent reasonable, documented and out-of-pocket) of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense (to the extent reasonable, documented and out-of-pocket) of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the equity interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Facility Agreement; provided that Borrower shall have delivered to Lenders, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and estimated expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with the Facility Agreement and the other Loan Documents.

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7.18        Obligations and Liens Absolute and Unconditional. Each Grantor and each Guarantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Lenders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor, Guarantor or any other Person against Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor or Guarantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor or Guarantor, Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against any other Grantor or Guarantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Lenders to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or Guarantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or Guarantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor or Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lenders against any Grantor or Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.19        Reinstatement. In the event that any payment in respect of the Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

[Signatures Immediately Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

Grantors AND GUARANTORS:	CYTOMEDIX, INC.,
as Grantor

	By:	/s/ Martin Rosendale
	Name:	Martin Rosendale
	Title:	Chief Executive Officer

ALDAGEN, INC., as Grantor and Guarantor

	By:	/s/ Martin Rosendale
	Name:	Martin Rosendale
	Title:	Chief Executive Officer

CYTOMEDIX ACQUISITION COMPANY, LLC, as Grantor and Guarantor

	By:	/s/ Martin Rosendale
	Name:	Martin Rosendale
	Title:	Chief Executive Officer

LENDERS:	DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P.

By: Deerfield Mgmt., L.P., General Partner
By: J.E. Flynn Capital LLC, General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	General Counsel & Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P.

By: Deerfield Mgmt., L.P., General Partner
By: J.E. Flynn Capital LLC, General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	General Counsel & Authorized Signatory

DEERFIELD SPECIAL SITUATIONS, L.P.

By: Deerfield Mgmt., L.P., General Partner
By: J.E. Flynn Capital LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	General Counsel & Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.

By: Deerfield Mgmt., L.P., General Partner
By: J.E. Flynn Capital LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	General Counsel & Authorized Signatory

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AGENT:	DEERFIELD MGMT., L.P.

By: J.E. Flynn Capital LLC, General Partner

	By:	/s/ David J. Clark
	Name:	David J. Clark
	Title:	General Counsel & Authorized Signatory